UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 6, 2020 (May 4, 2020)

Trimble Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14845	94-2802192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)
935 Stewart Drive, Sunnyvale, California, 94085
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (408) 481-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	TRMB	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.
On May 4, 2020, Trimble Inc. (the “Company”) entered into an Extension and Amendment Agreement, among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Amendment”), which amended that certain Credit Agreement dated May 15, 2018 by and among the Company, the borrowing subsidiaries from time to time party thereto, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Credit Agreement”). The Credit Agreement provided for an unsecured revolving loan facility in the aggregate principal amount of $1.25 billion and a delayed draw term loan facility in the aggregate principal amount of $500.0 million. As of May 4, 2020, $225 million aggregate principal amount of term loans were outstanding under the Credit Agreement.
The Amendment amended the Credit Agreement to, among other things, extend the maturity date of the term loans from July 2, 2021 to July 2, 2022. In addition, the Amendment amended the applicable margin for the term loans. The term loans bear interest, at the Company’s option, at either the alternate base rate (determined in accordance with the Credit Agreement), plus a margin of between 0.750% and 1.625%; (b) an adjusted LIBOR rate (based on one, two, three or six-month interest periods), plus a margin of between 1.750% and 2.625%, with a 1.0% LIBOR rate floor; or (c) an adjusted EURIBOR rate (based on one, two, three or six-month interest periods), plus a margin of between 1.750% and 2.625%, with a 1.0% EURIBOR rate floor. The applicable margin in each case is determined based on either the Company’s credit rating at such time or the Company’s leverage ratio as of its most recently ended fiscal quarter, whichever results in more favorable pricing to the Company.
The foregoing description of the Amendment and the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Amendment filed herewith and incorporated by reference herein and the Credit Agreement, which was described in and filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission on May 16, 2018 and is incorporated by reference herein.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1
Extension and Amendment Agreement, dated May 4, 2020, amending Credit Agreement dated May 15, 2018, by and among Trimble Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMBLE INC.
a Delaware corporation

Date: May 6, 2020	By:	/s/ David G. Barnes
Name: David G. Barnes
Title: Chief Financial Officer